UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	302-453-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

On August 31, 2011, Artesian Resources Corporation (“Artesian”) entered into a Stock Repurchase Agreement (the “Agreement”) with Wilmington Savings Fund Society, FSB (“WSFS”).  Subject to the terms and conditions of the Agreement, Artesian has agreed to repurchase from WSFS certain shares of Artesian’s Class B Common Stock, par value $1.00 per share (the “Shares”).  Separately, John R. Eisenbrey, Jr., a member of Artesian’s Board of Directors (“Eisenbrey”), entered into a business loan agreement, dated as of August 31, 2011, with WSFS (the “Loan Agreement”), and as collateral security for the payment of Eisenbrey’s obligations under the Loan Agreement, WSFS required Eisenbrey to pledge and grant to WSFS a security interest in certain of Eisenbrey’s property, including all of his shares of Artesian’s Class A Non-Voting Common Stock, par value $1.00 per share (the “Class A Shares”), and all of his shares of Artesian’s Class B Common Stock, par value $1.00 per share, which include the Shares subject to the Agreement.

The Agreement provides that Artesian’s obligation to repurchase the Shares is subject to the satisfaction of certain conditions, including, among others, that (i) Eisenbrey shall have defaulted under the Loan Agreement, (ii) WSFS shall have declared all of Eisenbrey’s obligations thereunder due and payable, (iii) WSFS shall have sold all of the Class A Shares or such lesser number of Class A Shares as would be necessary to satisfy the outstanding balance under the Loan Agreement and (iv) WSFS shall have exercised its right to transfer the Shares to itself or its nominee and such Shares shall be owned of record and beneficially by WSFS or such nominee free and clear of all encumbrances.

The Agreement further provides that the purchase and sale of the Shares will take place at a closing to be held no later than two business days after all closing conditions under the Agreement have been satisfied or waived (the day on which such closing takes place being the “Closing Date”).  The purchase price for each Share will be equal to the volume-weighted average last reported sale price per share of Artesian’s Class B Common Stock on Over-the-Counter (OTC) Bulletin Board over the 90 business days prior to the Closing Date.

WSFS has made certain representations and warranties in the Agreement, including, among others, representations and warranties as to its organization, authorization to enter into the Agreement, ownership of the Shares, and necessary consents and approvals. Artesian has also made certain representations and warranties in the Agreement.

The Agreement also contains certain termination provisions.  The Agreement will terminate on the one-year anniversary of the date of the Agreement, unless earlier terminated pursuant to the Agreement or extended for an additional period of time by the mutual written consent of Artesian and WSFS.  In addition, Artesian, upon written notice to WSFS, may terminate the Agreement at any time if Eisenbrey’s obligations under the Loan Agreement have been paid in full or the Loan Agreement otherwise has been terminated.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Stock Repurchase Agreement, dated as of August 31, 2011, between Wilmington Savings Fund Society, FSB, and Artesian Resources Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

Date: September 6, 2011	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Stock Repurchase Agreement, dated as of August 31, 2011, between Wilmington Savings Fund Society, FSB, and Artesian Resources Corporation.